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                                                                    Exhibit 99.1


                                                                    News Release

   [HEINZ LOGO]
WORLD HEADQUARTERS


FOR RELEASE UPON RECEIPT


      HEINZ ISSUES REVISED EARNINGS OUTLOOK FOR SECOND HALF OF FISCAL 2001
                     AND PRELIMINARY OUTLOOK FOR FISCAL 2002

Pittsburgh, March 5, 2001 - H. J. Heinz Company (NYSE: HNZ) today announced that it is revising its earnings outlook for fiscal year 2001 (ends May 2, 2001) to an anticipated earnings per share (EPS) of approximately $2.81 to $2.83. This projection reflects core earnings of approximately $2.54 to $2.56 per share (excluding restructuring costs) plus a benefit of $0.27 per share from tax planning and new tax legislation in Italy enacted in the third quarter. Preliminary indications are that third quarter core EPS will be approximately $0.65. Including the Italian tax benefit and excluding restructuring, Heinz anticipates EPS of $0.92 for the third quarter. Third quarter sales are expected to be up approximately 4% on a constant currency basis and down approximately 1% on a reported basis. Full year sales are expected to be up approximately 3% on a constant currency basis and down approximately 1% on a reported basis. (Fiscal 2001 is one week shorter than fiscal 2000.)


Underlying Earnings Are Strong

        Heinz Chairman, President and CEO William R. Johnson, commenting on today's announcement, said: "With the exception of weakness in tuna pricing, Heinz's underlying earnings are strong, fueled by rapid growth in our leading businesses, such as Heinz ketchup and foodservice. On a constant currency basis and excluding the impact of U.S. tuna pricing, underlying FY2001 sales and earnings are expected to be up approximately 4-5% and 9-10%, respectively."

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Conference Call at 5:00 PM EST Today

        The revised earnings outlook will be discussed today during a brief conference call hosted by Mr. Johnson at 5:00 PM EST (888-428-4474). A recording of the call will be available for 48 hours (at 800-475-6701, access code
575238; for international calls 320-365-3844, access code 575238) after the live call is completed, beginning at around 8:00 PM EST.


        The company will issue third quarter results on March 15 at 7:00 AM, followed by the scheduled meeting in New York with securities analysts at 8:30 AM. This March 15 meeting will be Webcast live on www.heinz.com.


Factors Affecting Revised Outlook in Fiscal 2001

        The company cited several factors that are expected to reduce core fiscal 2001 EPS results by $0.21 per share from the market consensus of $2.75 per share (EPS impacts are approximate):

o Continued price pressure in U.S. tuna - $0.07 for the full year and $0.03 for the second half;

o  The negative impact of energy, principally natural gas ($0.06);

o The effect of a change in revenue recognition (SAB 101), primarily affecting Canada, Australia, Italy and Japan ($0.03);

o Competitive pressures and trade destocking in Heinz's European infant foods business ($0.07);


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o  Reduced sales expectations in Australia/New Zealand ($0.05);

o A decision to cut production at several plants in the second half of the fiscal year to reduce inventories, expected to result in absorption losses of $0.03; and

o Partially offsetting these factors is an anticipated $0.06 improvement in the second half currency projection.

   As a result, Heinz anticipates core earnings of approximately $0.52 to $0.54 for the fourth quarter ending May 2, 2001.


Strong Growth Initiatives Already Underway

        Mr. Johnson noted that U.S. foodservice, frozen meals and ketchup, condiments and sauces are performing well with U.S. retail ketchup achieving a 4-week record share of 62.7%. He added, "Our relentless focus on product and packaging innovations, coupled with our emphasis on continuous cost cutting, are creating a strong foundation for future revenue and profit growth."


        Examples of successful market initiatives in this fiscal year include:

o EZ Squirt green and red ketchup for kids, which has contributed to an 8.5 point increase in the overall ketchup share to 62.7%, a new 4-week record;

o Boston Market frozen entrees and gravy, which are ahead of forecast and on track to exceed $150 million in retail sales on a fully annualized basis;


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o  Bagel Bites frozen snacks, which, with a growth rate of 22%, are on target to achieve 12-month net sales of more than $100 million for the first time in the brand's history;

o Heinz's rapid growth in U.S. Foodservice, which is being led by value-added soups, sauces, dressings and desserts. These products provide real solutions to restaurant operators' needs for quality foods with simple preparation;

o In Europe, Heinz is launching organic baby food and other organic Heinz products in response to increasing consumer concerns on that continent. Additionally, in the U.K. the Heinz Salad Cream relaunch has been very successful with sales up 16% (27% in constant currency) to date; and

o Pounce Purr-fections indulgent cat snacks, which have already achieved a 5.2% share of market just 30 days after national launch.


Preliminary Fiscal 2002 Outlook

        Mr. Johnson concluded, "Going forward, Heinz intends to increase marketing investment behind its fast-growing brands, such as Heinz ketchup, Boston Market and Smart Ones meals."

        Preliminarily, Heinz anticipates an EPS range of $2.70 to $2.80 in FY2002 from the base of $2.54 to $2.56 in FY2001 (excluding restructuring and the one-time FY2001 Italian tax benefit).


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        The preliminary forecast for fiscal 2002 assumes:

            o  No projected improvement in currency;

            o  No reduction in energy costs;

            o  No significant improvement in tuna pricing; and

            o Increased marketing to support a variety of fiscal 2002 initiatives, such as the launch of Yoshida and Jack Daniel's sauces in the U.S., the introduction of two new pet snacks, the restage of 9-Lives cat food, the launch of Soup-to-Go in Australia and the launch of a new line of frozen snacks (Hot Bites) in the U.S.

        Heinz said that it would continue to invest in its brands and focus on working capital and supply chain efficiencies to deliver consistent long-term growth and shareholder value. Further details will be made available in its regularly scheduled third quarter earnings release on March 15.

This news release contains forward-looking statements regarding the company's future performance including earnings and sales outlooks. These forward-looking statements are based on management's views and assumptions, and involve risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These include, but are not limited to, sales, earnings and volume growth, currency, tuna pricing, competitive conditions, production costs, industry conditions, achieving cost savings programs, successful integration of acquisitions and new product and packaging innovations, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the company's Form 10-K for the fiscal year ended May 3, 2000, as updated from time to time by the company in its subsequent filings with the Securities and Exchange Commission.


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ABOUT HEINZ: With sales over US$9 billion, H. J. Heinz Company is one of the world's leading marketers of branded foods to consumers everywhere, whether in supermarkets, restaurants or on the go. Its 50 companies operate in some 200 countries, with more than 20 power brands, including the Heinz(R) brand with nearly US$3 billion in annual sales. Among the company's famous brands are Heinz(R), StarKist(R), Ore-Ida(R), 9-Lives(R), Wattie's(R), Plasmon(R), Farley's(R), Smart Ones(R), Bagel Bites(R), John West(R), Petit Navire(R), Kibbles'n Bits(R), Pounce(R), Pup-Peroni(R), Orlando(R), ABC(R), Olivine(R), Juran(R) and Pudliszki(R). Heinz also uses the famous brands Weight Watchers(R), Boston Market(R) and Linda McCartney(R) under license. Information on Heinz is available at http://www.heinz.com

        /CONTACT: MEDIA: Ted Smyth, SVP-Corp. & Govt. Affairs, 412-456-5780; Debbie Foster, Director-Corp. Comm., 412-456-5778; or Jack Kennedy, GM-Strategic Comm., 412-456-5923; INVESTORS: Jack Runkel, VP-Investor Relations, 412-456-6034, all of Heinz/